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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): January 29, 2001





                              JPS INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                        33-27038                57-0868166
      (State or Other             (Commission File Number)    (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)



555 N. Pleasantburg Drive, Suite 202, Greenville, South Carolina         29607
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's Telephone Number, Including Area Code:  (864) 239-3900




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 4.           CHANGE IN REGISTRANT'S CERTIFIED ACCOUNTANT

                  Effective January 29, 2001, JPS Industries, Inc. (the "Company") dismissed Deloitte & Touche, LLP ("D&T") and engaged Arthur Andersen, LLP ("Arthur Andersen") as its independent accountants. The change in independent accountants was approved by the Company's board of directors and the audit committee of the Company's board of directors.

                  Prior to January 29, 2001, the Company did not consult with Arthur Andersen regarding any of the following:

                           - the Company's accounting or financial reporting matters;

                           - the application of the Company's accounting principles to any specified transaction or other activity; or

                           - the type of audit opinion that might be rendered on the Company's financial statements.

                  The reports of D&T on the Company's financial statements as of and for the years ended October 28, 2000 and October 30, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the aforementioned periods, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of such disagreements in connection with its report.

Item 7.           FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits

                           1.       Letter from D&T regarding change in
                                    independent accountants.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       JPS INDUSTRIES, INC.


                                                /s/ Charles R. Tutterow
                                       ----------------------------------
                                       By:      Charles R. Tutterow
                                                Executive Vice President,
                                                Chief Financial Officer
                                                and Secretary


Date: February 5, 2001